Registration No. 333-217200

Filed Pursuant to Rule 433

Dated January 14, 2019

MicroSectors is pleased to announce that $FNGU, the 3x Leveraged ETN linked to the @NYSE FANG+ Index, has upsized the aggregate principal amount outstanding to $160mm $FANG #FANGstocks #techstocks #FANG+

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465919000285/s110190424b2.htm

MicroSectorSTM Bank of Montreal, the Issuer of the ETNs has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal any agent or any dealer participating in this offering will arrange to send you the pricing supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412 www.MicroSectors.com